Exhibit 5.1

[LETTERHEAD OF MORRISON & FOERSTER LLP]

December 18, 2013

Board of Directors

Trade Street Residential, Inc.

Suite 800

19950 West Country Club Drive

Aventura, Florida 33180

Re:	Trade Street Residential, Inc. – Registration Statement on Form S-11

Ladies and Gentlemen:

We have acted as counsel to Trade Street Residential, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-11 (No. 333-192255) (including any amendments thereto, the “Registration Statement”), initially filed by the Company on November 12, 2013, under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to all of the stockholders of the Company in connection with the issuance by the Company to its stockholders of transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Rights Offering”). The Registration Statement relates to the Rights and 15,797,788 shares of Common Stock that may be issued and sold by the Company upon exercise of the Rights (the “Rights Shares”). The Rights and the Rights Shares are collectively referred to herein as the “Securities.”

In connection with this opinion, we have examined the Company’s charter and bylaws, both as amended and restated and currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; the form of subscription certificate evidencing the Rights, in the form to be attached as an exhibit to the Registration Statement; a certificate issued by the State Department of Assessments and Taxation of Maryland (the “SDAT”), dated as of December 17, 2013 as to the existence and good standing of the Company in the State of Maryland; and the Registration Statement and the exhibits thereto. With respect to both the Rights and the Rights Shares, we are opining herein as to the laws of the State of Maryland, and we express no opinion with respect to any other laws.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Rights have been duly authorized and, when issued, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2. The Rights Shares have been duly authorized and, when issued and delivered against payment therefor upon due exercise of Rights as contemplated in the Prospectus, the Rights Shares will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is effective.

Please note that we are opining only as to the matters expressly set forth herein, that no opinion should be inferred as to any other matter. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement. We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Morrison & Foerster LLP

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